EXHIBIT 32.1

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I,   Gordon Hamilton, Chief Executive Officer of Global Aircraft Solutions, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 (the "Report"), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2008	/s/ Gordon Hamilton
Gordon Hamilton
Chief Executive Officer